Exhibit 3.1

FRANCISCO V. AGUILAR
Secretary of State

GABRIEL DI CHIARA
Chief Deputy

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

09/06/2023

Work Order Item Number: W2023090600351-3131487
Filing Number: 20233460427
Filing Type: Certificate Pursuant to NRS 78.209
Filing Date/Time: 9/6/2023 8:52:00 AM
Filing Page(s): 1

Indexed Entity Information:

Entity ID: C22368-1996

Entity Name: PHARMACYTE BIOTECH, INC.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
REGISTERED AGENTS INC.
401 RYLAND ST STE 200-A, Reno, NV 89502, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

Page 1 of 1

Commercial Recording Division
202 N. Carson Street

Business Number C22368 - 1996 Filed in the Office of Secretary of State State Of Nevada Filing Number 20233460427 Filed On 9/6/2023 8:52:00 AM Number of Pages 1

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